UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2016

United Development Funding III, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53159	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 14, 2015, United Development Funding III, L.P., a Delaware limited partnership (“UDF III”), was attacked by a hedge fund. UDF III believes that the hedge fund provided false and misleading information to government agencies and UDF III’s accountants. This attack disrupted UDF III’s business and adversely impacted UDF III’s operations.

As a result of the above events, a planned transition of certain development projects of Buffington Land Development, LLC, an unaffiliated Texas limited liability company (“Buffington Land Development”), to successor developers unaffiliated with UDF III did not occur.  Effective as of December 31, 2016, UDF III, together with certain of its affiliates and subsidiaries, entered into various assignments and a release agreement with Buffington Land Development and certain of its affiliates and subsidiaries.

As a part of the transaction, UDF III and certain of its subsidiaries entered into the following agreements:

•	An Assignment and Assumption of Interests in BLD VOHL 6A-1, LLC, a Texas limited liability company that was a wholly-owned subsidiary of Buffington Land Development (“VOHL”), among Buffington Land Development, UDF III, United Development Funding IV, an affiliated Maryland real estate investment trust (“UDF IV”), United Development Funding, L.P., an affiliated Delaware limited partnership (“UDF I”), and LD Equity, LLC, a Texas limited liability company that is jointly owned by UDF III and UDF I (“LD Equity”). Under this assignment, Buffington Land Development conveyed 100% of the membership interests in VOHL to LD Equity. VOHL owns 6 finished residential lots and approximately 4.56 acres of land in Pflugerville, Travis County, Texas. UDF I, UDF III and UDF IV are lenders to VOHL. This assignment resulted in (i) $33,442,945 of forgiveness of indebtedness of Buffington Land Development associated with the loan balance jointly and severally owed by Buffington Land Development, VOHL and other subsidiaries and affiliates of Buffington Land Development to UDF I; and (ii) $122,117,682 of forgiveness of indebtedness of Buffington Land Development associated with the loan balance jointly and severally owed by Buffington Land Development, VOHL and other subsidiaries and affiliates of Buffington Land Development to UDF III.

•	A special warranty deed from Buffington Land, Ltd., a Delaware limited partnership (“Buffington Land”), to VOHL, pursuant to which Buffington Land conveyed to VOHL the approximately 4.56 acres of land described above.

This transaction may have a material adverse impact on UDF III’s financial statements.

Pursuant to a Release Agreement effective as of December 31, 2016, the UDF Parties (as defined below) and the Buffington Parties (as defined below) released each other from any liabilities, causes of action, claims, demands, allegations, wrongdoing, actionable conduct, damages, injuries, losses, expenses and attorneys’ fees. The UDF Parties include UDF IV, UDF III, UDF I, United Development Funding X, L.P., United Residential Home Finance, L.P., and their successors, assigns, and affiliates. The Buffington Parties include Buffington Land Development, Buffington Land, Buffington Land Group, Ltd., Buffington Capital Holdings, L.L.C., and their successors, assigns, and affiliates.

The forgoing descriptions of the Assignment and Assumption of Interests in VOHL, the special warranty deed from Buffington Land and the Release Agreement do not purport to be complete and are qualified in their entirety by reference to the Assignment and Assumption of Interests, the special warranty deed and the Release Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Assignment and Assumption of Interests (BLD VOHL 6A-1, LLC) by and among Buffington Land Development, LLC, LD Equity, LLC, United Development Funding, L.P., United Development Funding III, L.P. and United Development Funding IV, effective as of December 31, 2016.

10.2	Special Warranty Deed from Buffington Land, Ltd., as grantor, to BLD VOHL 6A-1, LLC, as grantee.

10.3	Release Agreement by and among United Development Funding, L.P., United Development Funding III, L.P., United Development Funding IV, United Development Funding X, L.P., United Residential Home Finance, L.P., Buffington Land Group, Ltd., Buffington Land, Ltd., Buffington Land Development, LLC and Buffington Capital Holdings, L.L.C., effective as of December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.

	By:	UMTH Land Development, L.P.
Its General Partner

		By:	UMT Services, Inc.
Its General Partner

Dated: January 6, 2017			By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Assignment and Assumption of Interests (BLD VOHL 6A-1, LLC) by and among Buffington Land Development, LLC, LD Equity, LLC, United Development Funding, L.P., United Development Funding III, L.P. and United Development Funding IV, effective as of December 31, 2016.

10.2	Special Warranty Deed from Buffington Land, Ltd., as grantor, to BLD VOHL 6A-1, LLC, as grantee.

10.3	Release Agreement by and among United Development Funding, L.P., United Development Funding III, L.P., United Development Funding IV, United Development Funding X, L.P., United Residential Home Finance, L.P., Buffington Land Group, Ltd., Buffington Land, Ltd., Buffington Land Development, LLC and Buffington Capital Holdings, L.L.C., effective as of December 31, 2016.